Exhibit 99.1

News Release

ACCO BRANDS REPORTS FOURTH QUARTER AND FULL YEAR RESULTS AND PROVIDES OUTLOOK FOR 2026

Full Year 2025

•
Reported net sales of $1.525 billion; in line with the Company's outlook
•
Diluted earnings per share of $0.44, adjusted diluted earnings per share of $0.84, in line with the Company's outlook
•
In the Americas segment sales trends improved, reflecting growth in Technology Accessories and moderating declines in core categories; 2026 outlook anticipates continued trend improvement
•
Multi-year cost reduction program has yielded more than $60 million of savings since inception, on track to deliver $100 million by the end of 2026
•
On January 30, 2026 closed on the EPOS acquisition, part of the Company's strategic pivot to higher growth technology peripherals

LAKE ZURICH, ILLINOIS, March 9, 2026 - ACCO Brands Corporation (NYSE: ACCO) today reported financial results for its fourth quarter and twelve-months ended December 31, 2025.

"In the fourth quarter we delivered sales and adjusted EPS in line with our outlook. I am proud of how our teams responded to the ever-changing operating dynamics throughout 2025. We executed well on our multi-year cost reduction program delivering approximately $35 million of savings in 2025, bringing the cumulative total to $60 million. We recently closed on the acquisition of EPOS, a premium audio solutions company, which strengthens our technology peripherals business in markets we know well. This acquisition is another step in our repositioning of ACCO Brands toward higher growth technology peripheral categories," stated ACCO Brands' President and Chief Executive Officer, Tom Tedford.

Mr. Tedford continued, "We remain confident in our ability to deliver future value creation for our shareholders. Our proven ability to acquire and manage a portfolio of leading brands, our optimized operational structure, strong cash flows and refined strategic focus, provide a strong platform to support our growth initiatives."

Fourth Quarter Results

Net sales were $428.8 million, down 4.3 percent from $448.1 million in 2024. Favorable foreign exchange increased sales by $15.8 million, or 3.5 percent. Comparable sales decreased 7.8 percent. The decline in net sales reflects softer global demand for some of our core products, partially offset by growth in gaming accessories.

Operating income was $40.0 million, versus $42.0 million in 2024. Restructuring expense was $8.4 million, compared to $10.7 million in the prior year. Adjusted operating income was $60.1 million, compared to $64.2 million in 2024. The decline in adjusted operating income reflects lower sales volume, reduced fixed-cost absorption, and unfavorable product mix, which were partially offset by cost savings and lower incentive compensation expense.

Net income was $21.3 million, or $0.23 per share, compared with prior-year net income of $20.6 million, or $0.21 per share. The increase in net income reflects items noted above in operating income, as well as the benefit of discrete tax items of $2.0 million, compared to expense of $0.8 million in the prior year. Adjusted net income was $35.5 million, compared to adjusted net income of $37.5 million in 2024, and adjusted earnings per share were $0.38, compared to $0.39 in 2024.

Full Year Results

Net sales were $1.525 billion, down 8.5 percent from $1.666 billion in 2024. Net sales declines reflect the impact of softer global demand and tariff-related disruptions.

Operating income was $92.3 million, versus an operating loss of $37.0 million in 2024, primarily due to non-cash impairment charges of $165.2 million related to goodwill and intangible assets within the Americas segment in the prior year. Restructuring expense associated with our multi-year cost reduction program was $21.6 million, compared to $16.8 million in the prior year. Current year operating income benefited from a net gain on sale of assets of $6.8 million. Adjusted operating income was $153.3 million, down from $189.7 million in 2024. Adjusted operating income decline reflects lower sales volume and tariff-related impacts, which were partially offset by cost savings and lower incentive compensation expense.

Net income was $41.3 million, or $0.44 per share, compared to a net loss of $101.6 million, or $(1.06) per share, in 2024. Current year net income was positively impacted by $13.0 million as a result of the reversal of tax reserves for Brazil. The prior year loss reflects the items noted

above in operating income. Adjusted net income was $78.8 million, compared to $99.2 million in 2024, and adjusted earnings per share were $0.84 per share, compared to $1.02 per share in 2024.

Cash Flow, Debt and Dividend

For the full year, operating cash flow was $68.7 million versus $148.2 million in the prior year. Adjusted free cash flow of $69.5 million, which includes $18.7 million from asset sales, compared to $132.3 million in the prior year. The Company's consolidated leverage ratio as of December 31, 2025 was 4.1x.

In 2025, the Company paid dividends of $27.0 million and repurchased 3.2 million shares of common stock for $15.1 million.

On February 27, 2026, ACCO Brands announced that its board of directors declared a regular quarterly cash dividend of $0.075 per share. The dividend will be paid on March 26, 2026 to stockholders of record at the close of business on March 20, 2026.

Business Segment Results

ACCO Brands Americas – Fourth quarter segment net sales of $244.4 million decreased 2.7 percent from $251.3 million in the prior year. Net sales in the quarter were negatively impacted by softer demand in core categories, partly offset by growth in gaming and computer accessories and price increases.

Fourth quarter operating income was $31.4 million, compared to $31.2 million a year earlier. Restructuring expense associated with the multi-year cost reduction program was $4.5 million, compared to $3.1 million in the prior year. Adjusted operating income was $43.3 million, up from $41.6 million in the prior year. The increase in adjusted operating income reflects cost savings, price realization and lower incentive compensation, more than offsetting lower sales volume, reduced fixed-cost absorption and unfavorable product mix.

ACCO Brands International – Fourth quarter segment net sales of $184.4 million decreased 6.3 percent from $196.8 million in the prior year. Favorable foreign exchange increased sales by 5.4 percent. Comparable sales were $173.7 million, down 11.7 percent versus the prior year. Comparable sales declines reflect reduced demand for our core product categories and a difficult sales comparison in Europe.

Fourth quarter operating income was $17.8 million, compared to $24.0 million in the prior year. Restructuring expense associated with the multi-year cost reduction program of $3.9 million, compared to $4.2 million in the prior year. Adjusted operating income was $26.0 million, compared with $32.4 million in the prior year. The decrease in adjusted operating income reflects the impact of lower sales volume and unfavorable product mix, partially offset by price increases and cost savings.

2026 Outlook

"We expect the combination of the EPOS acquisition, improved end markets and foreign exchange to drive positive revenue growth in 2026. Our commitment to operational excellence through continued cost management and productivity programs position us to deliver improved profits and cash flow. With our optimized operational structure and portfolio of leading brands, we have a strong platform to generate consistent free cash flow while investing in faster growing categories," concluded Mr. Tedford.

For the full year, the Company expects reported sales to be in the range of flat to up 3.0%. Full year adjusted EPS is expected to be within the range of $0.84 to $0.89. The Company expects 2026 free cash flow to be within the range of $75 million to $85 million, with a consolidated leverage ratio within a range of 3.7x to 3.9x.

In the first quarter, the Company expects reported sales to be in the range of flat to up 3.0% and adjusted loss per share within a range of ($0.06) to ($0.03).

Webcast

At 8:30 a.m. ET on March 9, 2026, ACCO Brands Corporation will host a conference call to discuss the Company's fourth quarter 2025 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands is the leader in branded consumer products that enable productivity, confidence and enjoyment while working, when learning and while playing. Our widely recognized brands, include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most directly comparable GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, and those relating to cost reductions and anticipated pre-tax savings and restructuring costs are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "future", "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Forward-looking statements are subject to the occurrence of events outside the Company's control and actual results and the timing of events may differ materially from those suggested or implied by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements when deciding whether to buy, sell or hold the Company’s securities.

Our outlook is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding consumer demand, tariffs, global geopolitical and economic uncertainties, and fluctuations in foreign currency exchange rates; and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: changes in trade policy and regulations, including changes in trade agreements and the imposition of tariffs, and the resulting consequences; global political and economic uncertainties; a limited number of large customers account for a significant percentage of our sales; sales of our products are affected by general economic and business conditions globally and in the countries in which we operate; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality, the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights and receive certifications from equipment and software businesses to support our technology accessories business; the introduction by third parties of new and successful gaming consoles; our ability to grow profitably through acquisitions, and successfully integrate them; our ability to successfully execute our multi-year restructuring and cost savings program and realize the anticipated benefits; continued disruptions in the global supply chain; risks associated with inflation and other changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or their supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; risks associated with the use by us and other suppliers of artificial intelligence, risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; the impact of additional tax liabilities stemming from our global operations and changes in tax laws, regulations and tax rates; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by telecommunication failures, labor strikes, power and/or water shortages, public health crises, such as the occurrence of contagious diseases, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis	Kori Reed
Investor Relations	Media Relations
(847) 796-4320	(224) 501-0406

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
(in millions)
Assets
Current assets:
Cash and cash equivalents	$64.4	$74.1
Accounts receivable, net	359.7	348.9
Inventories	289.1	270.4
Other current assets	37.1	38.1
Total current assets	750.3	731.5
Total property, plant and equipment	528.4	505.5
Less: accumulated depreciation	(389.6)	(368.0)
Property, plant and equipment, net	138.8	137.5
Right of use asset, leases	78.0	81.0
Deferred income taxes	92.8	89.3
Goodwill	478.5	446.4
Identifiable intangibles, net	696.9	709.6
Other non-current assets	17.7	33.1
Total assets	$2,253.0	$2,228.4
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$—	$10.5
Current portion of long-term debt	30.8	40.8
Accounts payable	186.7	167.3
Accrued compensation	30.1	43.2
Accrued customer program liabilities	77.1	78.5
Lease liabilities	20.5	21.5
Other current liabilities	120.1	128.5
Total current liabilities	465.3	490.3
Long-term debt, net	806.0	783.3
Long-term lease liabilities	63.5	66.9
Deferred income taxes	108.8	111.9
Pension and post-retirement benefit obligations	117.5	117.2
Other non-current liabilities	27.3	52.7
Total liabilities	1,588.4	1,622.3
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(47.9)	(47.0)
Paid-in capital	1,909.4	1,911.8
Accumulated other comprehensive loss	(522.6)	(572.1)
Accumulated deficit	(675.3)	(687.6)
Total stockholders' equity	664.6	606.1
Total liabilities and stockholders' equity	$2,253.0	$2,228.4

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share data)	2025	2024	% Change	2025	2024	% Change
Net sales	$428.8	$448.1	(4.3)%	$1,524.7	$1,666.2	(8.5)%
Cost of products sold	284.7	292.6	(2.7)%	1,024.7	1,110.8	(7.8)%
Gross profit	144.1	155.5	(7.3)%	500.0	555.4	(10.0)%
Operating costs and expenses:
Selling, general and administrative expenses	84.0	91.3	(8.0)%	346.7	365.7	(5.2)%
Amortization of intangibles	11.6	11.5	0.9%	46.2	44.7	3.4%
Restructuring	8.4	10.7	(21.5)%	21.6	16.8	28.6%
Gain on disposal of assets	0.1	—	NM	(6.8)	—	NM
Impairment of goodwill and intangible assets	—	—	NM	—	165.2	NM
Total operating costs and expenses	104.1	113.5	(8.3)%	407.7	592.4	(31.2)%
Operating income (loss)	40.0	42.0	(4.8)%	92.3	(37.0)	NM
Non-operating expense (income):
Interest expense	10.6	11.8	(10.2)%	45.8	52.6	(12.9)%
Interest income	(1.5)	(1.4)	7.1%	(9.4)	(7.5)	25.3%
Non-operating pension expense	0.7	0.5	40.0%	2.5	6.1	(59.0)%
Other expense (income), net	2.0	(0.5)	NM	4.3	(0.9)	NM
Income (loss) before income tax	28.2	31.6	(10.8)%	49.1	(87.3)	NM
Income tax expense	6.9	11.0	(37.3)%	7.8	14.3	(45.5)%
Net income (loss)	$21.3	$20.6	3.4%	$41.3	$(101.6)	NM

Per share:
Basic income (loss) per share	$0.23	$0.22	4.5%	$0.45	$(1.06)	NM
Diluted income (loss) per share	$0.23	$0.21	9.5%	$0.44	$(1.06)	NM

Weighted average number of shares outstanding:
Basic	92.0	94.0		92.1	95.6
Diluted	93.8	95.9		94.0	95.6

Cash dividends declared per common share	$0.075	$0.075		$0.300	$0.300

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024		2025	2024
Gross profit (Net sales, less Cost of products sold)	33.6%	34.7%		32.8%	33.3%
Selling, general and administrative expenses	19.6%	20.4%		22.7%	21.9%
Operating income (loss)	9.3%	9.4%		6.1%	(2.2)%
Income (loss) before income tax	6.6%	7.1%		3.2%	(5.2)%
Net income (loss)	5.0%	4.6%		2.7%	(6.1)%
Income tax rate	24.5%	34.8%		15.9%	(16.4)%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
(in millions)	2025	2024
Operating activities
Net income (loss)	$41.3	$(101.6)
Gain on disposal of assets	(6.8)	(1.8)
Deferred income tax benefit	(3.5)	(6.9)
Depreciation	26.6	28.4
Amortization of debt issuance costs	2.3	2.8
Amortization of intangibles	46.2	44.7
Stock-based compensation	11.5	11.9
Loss on debt extinguishment	—	1.0
Non-cash charge for impairment of goodwill and intangible assets	—	165.2
Changes in operating assets and liabilities:
Accounts receivable	5.2	43.3
Inventories	1.1	38.3
Other assets	1.6	(9.0)
Accounts payable	10.0	(6.3)
Accrued expenses and other liabilities	(42.4)	(41.5)
Accrued income taxes	(24.4)	(20.3)
Net cash provided by operating activities	68.7	148.2
Investing activities
Additions to property, plant and equipment	(17.9)	(15.9)
Proceeds from the disposition of assets	18.7	3.6
Cost of acquisitions, net of cash acquired	(10.1)	—
Net cash used by investing activities	(9.3)	(12.3)
Financing activities
Proceeds from long-term borrowings	165.1	207.0
Repayments of long-term debt	(185.1)	(292.5)
(Repayments) Borrowings of notes payable, net	(12.3)	10.8
Payments for debt issuance costs	(1.4)	(2.5)
Dividends paid	(27.0)	(28.4)
Repurchases of common stock	(15.1)	(15.0)
Payments related to tax withholding for stock-based compensation	(0.9)	(2.0)
Net cash used by financing activities	(76.7)	(122.6)
Effect of foreign exchange rate changes on cash and cash equivalents	7.6	(5.6)
Net (decrease) increase in cash and cash equivalents	(9.7)	7.7
Cash and cash equivalents
Beginning of the period	$74.1	$66.4
End of the period	$64.4	$74.1

About Non-GAAP Financial Measures

We explain below how we calculate each of our non-GAAP financial measures. This is followed by a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, the impact of foreign currency exchange rate fluctuations, unusual tax items, goodwill and indefinite-lived trade name impairments and charges, and other non-recurring items that we consider to be outside of our core operations. On an interim basis, we also calculate adjusted income tax expense using our estimated annual income tax rate. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of material acquisitions, if any, with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of material acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted Operating Income (Loss)/Adjusted Income (Loss) Before Taxes/Adjusted Net Income (Loss)/Adjusted Net Income (Loss) Per Diluted Share: Represents operating income (loss), income (loss) before taxes, net income (loss), and net income (loss) per diluted share excluding restructuring and goodwill and indefinite-lived trade name impairment charges, the amortization of intangibles, non-recurring items, other income/expense, adjustments to reflect the estimated annual tax rate and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share or adjusted EPS.

Adjusted Income Tax Expense (Benefit): Represents income tax expense (benefit) excluding the tax effect of the items that have been excluded from adjusted income (loss) before taxes, unusual income tax items such as the impact of tax audits and changes in laws, and other discrete tax items. We believe our adjusted income tax expense (benefit) is useful to investors because it reflects our income tax calculated using the estimated annual tax rate before discrete tax items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. For interim periods, the income tax expense (benefit) is calculated using the estimated annual income tax rate.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, restructuring and goodwill and indefinite-lived trade name impairment charges, and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges and other items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons. In addition, this calculation of adjusted EBITDA is used in our loan agreement to calculate our leverage ratio covenant.

Free Cash Flow/Adjusted Free Cash Flow: Free cash flow represents cash flow from operating activities less cash used for additions to property, plant and equipment. Adjusted free cash flow is free cash flow plus proceeds from the disposition of assets. We believe free cash flow and adjusted free cash flow are useful to investors because they measure our available cash flow for paying dividends, reducing debt, repurchasing shares and funding acquisitions.

Net Debt: Represents balance sheet debt plus unamortized debt origination costs and less any cash and cash equivalents.

Consolidated Leverage Ratio: Represents net debt divided by trailing twelve months adjusted EBITDA.

We also provide forward-looking non-GAAP comparable sales, adjusted earnings per share, free cash flow/adjusted free cash flow, adjusted EBITDA and historical and forward-looking consolidated leverage ratio. We do not provide a reconciliation of these forward-looking and historical non-GAAP measures to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

The following tables set forth a reconciliation of certain Consolidated Statements of Income (Loss) information reported in accordance with GAAP to Adjusted Non-GAAP Information for the three months ended December 31, 2025 and 2024.

		Three Months Ended December 31, 2025
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$40.0	9.3%	$28.2	6.6%	$6.9	24.5%	$21.3	5.0%
Reported GAAP diluted loss per share (EPS)								$0.23
Restructuring		8.4		8.4		2.2		6.2
Amortization of intangibles		11.6		11.6		3.1		8.5
Gain on sale of property	(B)	0.1		0.1		—		0.1
Acquisition related costs		—		1.7		0.4		1.3
Brazil tax assessment	(C)	—		—		(0.1)		0.1
Discrete tax items and adjustments to annual tax rate	(A)	—		—		2.0		(2.0)
Adjusted Non-GAAP		$60.1	14.0%	$50.0	11.7%	$14.5	29.0%	$35.5	8.3%
Adjusted net income per diluted share (Adjusted EPS)								$0.38

		Three Months Ended December 31, 2024
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$42.0	9.4%	$31.6	7.1%	$11.0	34.8%	$20.6	4.6%
Reported GAAP diluted income per share (EPS)								$0.21
Restructuring		10.7		10.7		2.8		7.9
Amortization of intangibles		11.5		11.5		3.0		8.5
Refinancing costs	(D)	—		1.0		0.3		0.7
Gain on sale of property	(B)	—		(1.3)		(0.3)		(1.0)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		(0.8)		0.8
Adjusted Non-GAAP		$64.2	14.3%	$53.5	11.9%	$16.0	29.9%	$37.5	8.4%
								$0.39

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

The following tables set forth a reconciliation of certain Consolidated Statements of Income (Loss) information reported in accordance with GAAP to Adjusted Non-GAAP Information for the twelve months ended December 31, 2025 and 2024.

		Twelve Months Ended December 31, 2025
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net Income	% of Sales
(in millions, except per share data)
Reported GAAP		$92.3	6.1%	$49.1	3.2%	$7.8	15.9%	$41.3	2.7%
Reported GAAP diluted loss per share (EPS)								$0.44
Restructuring		21.6		21.6		5.4		16.2
Amortization of intangibles		46.2		46.2		12.4		33.8
Gain on sale of property	(B)	(6.8)		(6.8)		(1.7)		(5.1)
Acquisition related costs		—		1.7		0.4		1.3
Brazil tax assessment	(C)	—		—		13.0		(13.0)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		(4.3)		4.3
Adjusted Non-GAAP		$153.3	10.1%	$111.8	7.3%	$33.0	29.5%	$78.8	5.2%
Adjusted net income per diluted share (Adjusted EPS)								$0.84

		Twelve Months Ended December 31, 2024
		Operating (Loss) Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense	Tax Rate	Net (Loss) Income	% of Sales
(in millions, except per share data)
Reported GAAP		$(37.0)	(2.2)%	$(87.3)	(5.2)%	$14.3	(16.4)%	$(101.6)	(6.1)%
Reported GAAP diluted loss per share (EPS)								$(1.06)
Restructuring		16.8		16.8		4.4		12.4
Goodwill impairment charge		127.5		127.5		—		127.5
Intangible assets impairment charge		37.7		37.7		9.6		28.1
Amortization of intangibles		44.7		44.7		12.0		32.7
Pension settlement	(E)	—		4.4		1.1		3.3
Refinancing costs	(D)	—		1.0		0.3		0.7
Gain on sale of property	(B)	—		(1.3)		(0.3)		(1.0)
Net operating tax gains and losses	(F)	—		(1.8)		(0.6)		(1.2)
Discrete tax items and adjustments to annual tax rate	(A)	—		—		1.7		(1.7)
Adjusted Non-GAAP		$189.7	11.4%	$141.7	8.5%	$42.5	30.0%	$99.2	6.0%
Adjusted net income per diluted share (Adjusted EPS)								$1.02

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)

A.
The income tax impact of discrete tax items. For interim periods for years ended December 31, 2025 and 2024, the Company adjusted its tax rate to 30.0%, respectively, which represents its full year non-GAAP estimated annual tax rate. The Company's full year non-GAAP estimated annual tax rate remains subject to variation from the mix of earnings across the Company's operating jurisdictions.
B.
Represents net gain primarily related to the sale of facilities in New York and Spain in 2025 and in the Czech Republic in 2024.
C.
Settlement and release of uncertain tax positions related to the Brazil Tax Assessments.
D.
Represents the write-off of debt issuance costs associated with the Company's debt refinancing.
E.
Settlement due to the wind-up of the ACCO Brands Canada Salaried and Hourly pension plans.
F.
Includes certain indirect tax credits in Brazil.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)

The following table sets forth a reconciliation of net income (loss) reported in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended December 31,			Year Ended December 31,
(in millions)	2025	2024	% Change	2025	2024	% Change
Net income (loss)	$21.3	$20.6	3.4%	$41.3	$(101.6)	NM
Stock-based compensation	2.6	2.7	(3.7)%	11.5	11.9	(3.4)%
Depreciation	6.6	7.2	(8.3)%	26.6	28.4	(6.3)%
Amortization of intangibles	11.6	11.5	0.9%	46.2	44.7	3.4%
Restructuring	8.4	10.7	(21.5)%	21.6	16.8	28.6%
Gain on disposal of assets	0.1	—	NM	(6.8)	—	NM
Impairment of goodwill and intangible assets	—	—	NM	—	165.2	NM
Pension Settlement	—	—	NM	—	4.4	NM
Interest expense, net	9.1	10.4	(12.5)%	36.4	45.1	(19.3)%
Other expense (income), net	2.0	(0.5)	NM	4.3	(0.9)	NM
Income tax expense	6.9	11.0	(37.3)%	7.8	14.3	(45.5)%
Adjusted EBITDA (non-GAAP)	$68.6	$73.6	(6.8)%	$188.9	$228.3	(17.3)%
Adjusted EBITDA as a % of Net Sales	16.0%	16.4%		12.4%	13.7%

Reconciliation of Debt to Net Debt (Unaudited)

The following table sets forth a reconciliation of debt reported in accordance with GAAP to Net Debt.

	Year Ended December 31,
(in millions)	2025	2024	$ Change
Total debt per balance sheet	$836.8	$834.6
Add debt origination costs	4.1	5.1
Less cash and cash equivalents	64.4	74.1
Net Debt (non-GAAP)	$776.5	$765.6	$10.9

Reconciliation of Net Cash (Used) Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

The following table sets forth a reconciliation of net cash (used) provided by operating activities reported in accordance with GAAP to Free Cash Flow and Adjusted Free Cash Flow.

(in millions)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Net cash provided by operating activities	$30.6	$52.7	$68.7	$148.2
Additions to property, plant and equipment	(5.6)	(7.3)	(17.9)	(15.9)
Free Cash Flow (non-GAAP)	$25.0	$45.4	$50.8	$132.3
Proceeds from the disposition of assets	2.2	—	18.7	—
Adjusted Free Cash Flow (non-GAAP)	$27.2	$45.4	$69.5	$132.3

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

	2025					2024					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating	Adjusted
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
(in millions)	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands Americas	$173.9	$0.9	$9.1	$10.0	5.8%	$197.2	$6.1	$6.2	$12.3	6.2%	$(23.3)	(11.8)%	$(2.3)	(18.7)%	(40)
ACCO Brands International	143.5	5.1	4.5	9.6	6.7%	161.7	12.8	4.1	16.9	10.5%	(18.2)	(11.3)%	(7.3)	(43.2)%	(380)
Corporate	—	(12.7)	—	(12.7)		—	(13.0)	—	(13.0)		—		0.3
Total	$317.4	$(6.7)	$13.6	$6.9	2.2%	$358.9	$5.9	$10.3	$16.2	4.5%	$(41.5)	(11.6)%	$(9.3)	(57.4)%	(230)

Q2:
ACCO Brands Americas	$248.5	$40.7	$2.5	$43.2	17.4%	$292.3	$(108.7)	$171.9	$63.2	21.6%	$(43.8)	(15.0)%	$(20.0)	(31.6)%	(420)
ACCO Brands International	146.3	0.8	11.6	12.4	8.5%	146.0	7.8	3.9	11.7	8.0%	0.3	0.2%	0.7	6.0%	50
Corporate	—	(8.5)	—	(8.5)		—	(10.3)	—	(10.3)		—		1.8
Total	$394.8	$33.0	$14.1	$47.1	11.9%	$438.3	$(111.2)	$175.8	$64.6	14.7%	$(43.5)	(9.9)%	$(17.5)	(27.1)%	(280)

Q3:
ACCO Brands Americas	$227.6	$24.7	$8.0	$32.7	14.4%	$259.1	$25.9	$10.8	$36.7	14.2%	$(31.5)	(12.2)%	$(4.0)	(10.9)%	20
ACCO Brands International	156.1	10.5	5.4	15.9	10.2%	161.8	9.5	7.6	17.1	10.6%	(5.7)	(3.5)%	(1.2)	(7.0)%	(40)
Corporate	—	(9.2)	(0.2)	(9.4)		—	(9.1)	—	(9.1)		—		(0.3)
Total	$383.7	$26.0	$13.2	$39.2	10.2%	$420.9	$26.3	$18.4	$44.7	10.6%	$(37.2)	(8.8)%	$(5.5)	(12.3)%	(40)

Q4:
ACCO Brands Americas	$244.4	$31.4	$11.9	$43.3	17.7%	$251.3	$31.2	$10.4	$41.6	16.6%	$(6.9)	(2.7)%	$1.7	4.1%	110
ACCO Brands International	184.4	17.8	8.2	26.0	14.1%	196.8	24.0	8.4	32.4	16.5%	(12.4)	(6.3)%	(6.4)	(19.8)%	(240)
Corporate	—	(9.2)	—	(9.2)		—	(13.2)	3.4	(9.8)		—		0.6
Total	$428.8	$40.0	$20.1	$60.1	14.0%	$448.1	$42.0	$22.2	$64.2	14.3%	$(19.3)	(4.3)%	$(4.1)	(6.4)%	(30)

YTD:
ACCO Brands Americas	$894.4	$97.7	$31.5	$129.2	14.4%	$999.9	$(45.5)	$199.3	$153.8	15.4%	$(105.5)	(10.6)%	$(24.6)	(16.0)%	(100)
ACCO Brands International	630.3	34.2	29.7	63.9	10.1%	666.3	54.1	24.0	78.1	11.7%	(36.0)	(5.4)%	(14.2)	(18.2)%	(160)
Corporate	—	(39.6)	(0.2)	(39.8)		—	(45.6)	3.4	(42.2)		—		2.4
Total	$1,524.7	$92.3	$61.0	$153.3	10.1%	$1,666.2	$(37.0)	$226.7	$189.7	11.4%	$(141.5)	(8.5)%	$(36.4)	(19.2)%	(130)

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income (Loss) to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales			$ Change - Net Sales (in millions)
	GAAP	Non-GAAP		GAAP	Non-GAAP

	Net Sales Change	Currency Translation	Comparable Sales Change (A)	Net Sales Change	Currency Translation	Comparable Sales Change (A)	Comparable Sales
Q1 2025:
ACCO Brands Americas	(11.8)%	(3.5)%	(8.3)%	$(23.3)	$(7.0)	$(16.3)	$180.9
ACCO Brands International	(11.3)%	(2.9)%	(8.4)%	(18.2)	(4.7)	(13.5)	148.2
Total	(11.6)%	(3.3)%	(8.3)%	$(41.5)	$(11.7)	$(29.8)	$329.1

Q2 2025:
ACCO Brands Americas	(15.0)%	(1.1)%	(13.9)%	$(43.8)	$(3.1)	$(40.7)	$251.6
ACCO Brands International	0.2%	3.9%	(3.7)%	0.3	5.7	(5.4)	140.6
Total	(9.9)%	0.6%	(10.5)%	$(43.5)	$2.6	$(46.1)	$392.2

Q3 2025:
ACCO Brands Americas	(12.2)%	0.2%	(12.4)%	$(31.5)	$0.4	$(31.9)	$227.2
ACCO Brands International	(3.5)%	3.8%	(7.3)%	(5.7)	6.1	(11.8)	150.0
Total	(8.8)%	1.5%	(10.3)%	$(37.2)	$6.5	$(43.7)	$377.2

Q4 2025:
ACCO Brands Americas	(2.7)%	2.0%	(4.7)%	$(6.9)	$5.1	$(12.0)	$239.3
ACCO Brands International	(6.3)%	5.4%	(11.7)%	(12.4)	10.7	(23.1)	173.7
Total	(4.3)%	3.5%	(7.8)%	$(19.3)	$15.8	$(35.1)	$413.0

2025 YTD:
ACCO Brands Americas	(10.6)%	(0.5)%	(10.1)%	$(105.5)	$(4.6)	$(100.9)	$899.0
ACCO Brands International	(5.4)%	2.7%	(8.1)%	(36.0)	17.8	(53.8)	612.5
Total	(8.5)%	0.8%	(9.3)%	$(141.5)	$13.2	$(154.7)	$1,511.5

(A) Comparable sales represents net sales excluding material acquisitions, if any, and with current-period foreign operation sales translated at the prior-year currency rates.